Exhibit 99.1

FOSTER WHEELER REPORTS RESULTS FOR THIRD QUARTER OF 2011

ZUG, SWITZERLAND, November 2, 2011 — Foster Wheeler AG (Nasdaq: FWLT) today reported net income for the third quarter of 2011 of $36.9 million, or $0.31 per diluted share, compared with $51.7 million, or $0.41 per diluted share, in the third quarter of 2010.

Net income in both quarterly periods was impacted by asbestos-related gains and provisions as detailed in an attached table.  Excluding such items from both quarterly periods, net income in the third quarter of 2011 was $38.8 million, or $0.33 per diluted share, compared with $50.1 million, or $0.40 per diluted share, in the year-ago quarter.

For the first nine months of 2011, net income was $123.1 million, or $1.01 per diluted share, compared with $182.6 million, or $1.44 per diluted share, for the first nine months of 2010.

The following tables present quarterly and average quarterly data, both as reported and as adjusted (as detailed in an attached table).  The company believes that quarterly averages provide meaningful comparative relevance for certain key metrics in light of the significant quarter-to-quarter variability that is inherent in the company’s financial results.

(in millions)	Q3 2011	Qtrly Avg. 2011	Q3 2010	Qtrly Avg. 2010
Net income	$36.9	$41.0	$51.7	$53.9
Net income, as adjusted	$38.8	$42.5	$50.1	$55.2
Consolidated revenues (FW Scope)	$665.2	$629.6	$551.5	$599.1

Foster Wheeler’s Chief Executive Officer, Kent Masters, said, “Net income for the third quarter of 2011 was down relative to the average quarter of 2010, primarily due to lower EBITDA margins in the company’s two business groups.  Even so, both groups delivered strong revenues and continued good operating performance.  In particular, the company reported the highest level of consolidated scope revenues since the fourth quarter of 2009.”

Global Engineering and Construction (E&C) Group

(in millions)	Q3 2011	Qtrly Avg. 2011	Q3 2010	Qtrly Avg. 2010
New orders booked (FW Scope)	$309.2	$357.1	$471.8	$484.8
Operating revenues (FW Scope)	$417.8	$380.6	$398.7	$421.4
Segment EBITDA	$58.6	$51.7	$69.3	$74.1
EBITDA Margin (FW Scope)	14.0%	13.6%	17.4%	17.6%

•                  EBITDA in the third quarter of 2011 was below the average quarter of 2010 but has trended up since the first quarter of 2011.  The EBITDA margins on scope revenue for the third quarter and average quarter of 2011 were within the range of guidance for the full-year 2011.

•                  Scope operating revenues in the third quarter of 2011 were below the average quarter of 2010 but have trended upward since the first quarter of 2011.

•                  New orders booked in Foster Wheeler scope in the third quarter of 2011 were below the level of the average quarter of 2010, reflecting a mix of small and medium awards.

Global Power Group (GPG)

(in millions)	Q3 2011	Qtrly Avg. 2011	Q3 2010	Qtrly Avg. 2010
New orders booked (FW Scope)	$76.6	$263.8	$151.4	$298.2
Operating revenues (FW Scope)	$247.4	$249.0	$152.8	$177.7
Segment EBITDA	$35.3	$43.2	$40.4	$35.5	*
EBITDA Margin (FW Scope)	14.3%	17.3%	26.5%	20.0	%*

*excluding third-party debt payment of $21.9 million; including this payment, EBITDA and EBITDA margin (FW Scope) were $41.0 and 23.0%, respectively.

•                  EBITDA in the third quarter of 2011 was comparable to the average quarter of 2010, excluding the effect on the 2010 average quarter of a third-party debt payment.  The EBITDA margin on scope revenue for the average quarter of 2011 was within the range of guidance for the full-year 2011.

•                  Scope operating revenues in the third quarter of 2011 were well above the average quarter of 2010.

•                  Scope new orders in the third quarter were below the average quarter of 2010 due to the absence of boiler orders.

In commenting on the outlook for the company’s two business groups, Masters said, “In our Global E&C Group, we are maintaining full-year 2011 EBITDA margin guidance of 13%-15%.   We expect to see a continuation of the trend of sequential-quarter increases in scope revenues, but we believe full-year scope revenues will be slightly below full-year 2010.  Based on slippage in the timing of expected new awards, we now believe scope backlog at year-end 2011 will be below year-end 2010.”

Masters continued, “We are maintaining our full-year 2011 EBITDA margin guidance of 17% to 19% for the Global Power Group.   GPG remains on track to report full-year scope revenues that are materially higher than 2010, and we now believe that the Group will end the year with an increase in scope backlog versus year-end 2010.”

Share Repurchase Program

The company repurchased 3,526,194 shares during the third quarter of 2011 for approximately $80 million.  As of September 30, 2011, the company had approximately $261 million remaining under its authorized share repurchase program.

Net Income Attributable to Foster Wheeler AG

All references to net income in this news release indicate net income attributable to Foster Wheeler AG.

Calculation of EBITDA

EBITDA is a supplemental financial measure not defined in generally accepted accounting principles, or GAAP.  The company defines EBITDA as net income attributable to Foster Wheeler AG before interest expense, income taxes, depreciation and amortization.  The company has presented EBITDA because it believes it is an important supplemental measure of operating performance.  Certain covenants under our U.S. senior secured credit agreement use an adjusted form of EBITDA such that in the covenant calculations the EBITDA as presented herein is adjusted for certain unusual and infrequent items specifically excluded in the terms of our U.S. senior secured credit agreement.  The company believes that the line item on its consolidated statement of operations entitled “net income attributable to Foster Wheeler AG” is the most directly comparable GAAP financial measure to EBITDA.  Since EBITDA is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income attributable to Foster Wheeler AG as an indicator of operating performance or any other GAAP financial measure.

EBITDA, as calculated by the company, may not be comparable to similarly titled measures employed by other companies.  In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the company’s ability to fund its cash needs.  As EBITDA excludes certain financial information that is included in net income attributable to Foster Wheeler AG, users of this financial information should consider the type of events and transactions that are excluded.

The company’s non-GAAP performance measure, EBITDA, has certain material limitations as follows:

•      It does not include interest expense.  Because the company has borrowed money to finance some of its operations, interest is a necessary and ongoing part of its costs and has assisted the company in generating revenue.  Therefore, any measure that excludes interest expense has material limitations;

•      It does not include taxes.  Because the payment of taxes is a necessary and ongoing part of the company’s operations, any measure that excludes taxes has material limitations; and

•      It does not include depreciation and amortization.  Because the company must utilize property, plant and equipment and intangible assets in order to generate revenues in its operations, depreciation and amortization are necessary and ongoing costs of its operations.  Therefore, any measure that excludes depreciation and amortization has material limitations.

Calculation of EBITDA Margin

Segment EBITDA margin is calculated by dividing business unit operating revenues in Foster Wheeler Scope into business unit EBITDA.

Foster Wheeler Scope

Foster Wheeler Scope represents that portion of backlog, new orders booked and operating revenues on which profit can be earned.  Foster Wheeler Scope excludes revenues relating to third-party costs incurred by the company as agent or principal on a reimbursable basis.

Conference Call Information

Foster Wheeler AG plans to hold a conference call today, Wednesday, November 2, at 4:00 p.m. Central European Time (11:00 a.m. Eastern Daylight Time in the U.S.) to discuss its financial results for the third quarter ended September 30, 2011.

The call will be accessible to the public by telephone or webcast, and the company will post an accompanying slide presentation in the investor relations section of its website (www.fwc.com). To listen to the call by telephone, dial 973-935-8752 (conference I.D. No. 15646794) approximately ten minutes before the call.  The conference call will also be available over the Internet at www.fwc.com or through StreetEvents at www.streetevents.com.

A replay of the call will be available on the company’s web site for four weeks following the call.

Foster Wheeler AG is a global engineering and construction contractor and power equipment supplier delivering technically advanced, reliable facilities and equipment. The company employs approximately 12,000 talented professionals with specialized expertise dedicated to serving its clients through one of its two primary business groups. The company’s Global Engineering and Construction Group designs and constructs leading-edge processing facilities for the upstream oil and gas, LNG and gas-to-liquids, refining, chemicals and petrochemicals, power, mining and metals, environmental, pharmaceuticals, biotechnology and healthcare industries.  The company’s Global Power Group is a world leader in combustion and steam generation technology that designs, manufactures and erects steam generating and auxiliary equipment for power stations and industrial facilities and also provides a wide range of aftermarket services.  The company is based in Zug, Switzerland, and its operational headquarters office is in Geneva, Switzerland.    For more information about Foster Wheeler, please visit our Web site at www.fwc.com.

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11-535

Safe Harbor Statement

Foster Wheeler AG news releases may contain forward-looking statements that are based on management’s assumptions, expectations and projections about the Company and the various industries within which the Company operates. These include statements regarding the Company’s expectations about revenues (including as expressed by its backlog), its liquidity, the outcome of litigation and legal proceedings and recoveries from customers for claims and the costs of current and future asbestos claims and the amount and timing of related insurance recoveries. Such forward-looking statements by their nature involve a degree of risk and uncertainty. The Company cautions that a variety of factors, including but not limited to the factors described in the Company’s most recent Annual Report on Form 10-K, which was filed with the U.S. Securities and Exchange Commission and the following, could cause the Company’s business conditions and results to differ materially from what is contained in forward-looking statements: benefits, effects or results of the Company’s redomestication or the relocation of our principal executive offices to Geneva, Switzerland; the benefits, effects or results of our strategic renewal initiative;  further deterioration in global economic conditions, changes in investment by the oil and gas, oil refining, chemical/petrochemical and power generation industries, changes in the financial condition of its customers, changes in regulatory environments, changes in project design or schedules, contract cancellations, changes in estimates made by the Company of costs to complete projects, changes in trade, monetary and fiscal policies worldwide, compliance with laws and regulations relating to its global operations, currency fluctuations, war, terrorist attacks and/or natural disasters affecting facilities either owned by the Company or where equipment or services are or may be provided by the Company, interruptions to shipping lanes or other methods of transit, outcomes of pending and future litigation, including litigation regarding the Company’s liability for damages and insurance coverage for asbestos exposure, protection and validity of its patents and other intellectual property rights, increasing global competition, compliance with its debt covenants, recoverability of claims against its customers and others by the Company and claims by third parties against the Company, and changes in estimates used in its critical accounting policies. Other factors and assumptions not identified above were also involved in the formation of these forward-looking statements and the failure of such other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. Most of these factors are difficult to predict accurately and are generally beyond the Company’s control. You should consider the areas of risk described above in connection with any forward-looking statements that may be made by the Company. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures the Company makes in proxy statements, quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K filed with the Securities and Exchange Commission.

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Contacts:
Media	Julie Stanisz	908 730-4047	E-mail: julie_stanisz@fwc.com
Investor Relations	Scott Lamb	908 730-4155	E-mail: scott_lamb@fwc.com
Other Inquiries		908 730-4000	fw@fwc.com

Foster Wheeler AG and Subsidiaries

Consolidated Statement of Operations

(in thousands of dollars, except share data and per share amounts)

(unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Operating revenues	$1,131,856	$904,709	$3,351,986	$2,855,778
Cost of operating revenues	995,792	764,789	2,963,055	2,395,916
Contract profit	136,064	139,920	388,931	459,862

Selling, general and administrative expenses	75,087	73,622	229,330	213,442
Other income, net	(6,658)	(16,197)	(42,314)	(35,948)
Other deductions, net	8,939	7,394	21,777	27,131
Interest income	(5,562)	(2,835)	(13,265)	(7,924)
Interest expense	3,079	4,330	10,385	12,925
Net asbestos-related provision/(gain)	1,987	(1,665)	4,387	(68)
Income before income taxes	59,192	75,271	178,631	250,304
Provision for income taxes	16,502	18,693	42,829	55,712
Net income	42,690	56,578	135,802	194,592
Less: Net income attributable to noncontrolling interests	5,832	4,858	12,664	11,954
Net income attributable to Foster Wheeler AG	$36,858	$51,720	$123,138	$182,638

Shares Outstanding:
Weighted-average number of shares outstanding for basic earnings per share	118,611,912	125,459,735	121,852,185	126,810,748

Weighted-average number of shares outstanding for diluted earnings per share	118,801,481	125,711,232	122,389,634	127,163,049

Earnings per share:
Basic	$0.31	$0.41	$1.01	$1.44
Diluted	$0.31	$0.41	$1.01	$1.44

Foster Wheeler AG and Subsidiaries

Consolidated Balance Sheet

(in thousands of dollars)

(unaudited)

	September 30,	December 31,
	2011	2010
ASSETS
Current Assets:
Cash and cash equivalents	$961,739	$1,057,163
Short-term investments	2,699	—
Accounts and notes receivable, net:
Trade	445,539	577,400
Other	112,214	96,758
Contracts in process	167,268	165,389
Prepaid, deferred and refundable income taxes	57,979	59,977
Other current assets	43,014	37,813
Total current assets	1,790,452	1,994,500
Land, buildings and equipment, net	352,749	362,087
Restricted cash	48,090	27,502
Notes and accounts receivable — long-term	5,916	2,648
Investments in and advances to unconsolidated affiliates	206,989	217,071
Goodwill	89,268	88,917
Other intangible assets, net	61,250	66,070
Asbestos-related insurance recovery receivable	162,584	194,570
Other assets	109,293	84,078
Deferred tax assets	17,026	23,034
TOTAL ASSETS	$2,843,617	$3,060,477

LIABILITIES, TEMPORARY EQUITY AND EQUITY
Current Liabilities:
Current installments on long-term debt	$12,599	$11,996
Accounts payable	203,151	239,071
Accrued expenses	198,110	240,894
Billings in excess of costs and estimated earnings on uncompleted contracts	670,624	684,090
Income taxes payable	34,741	34,623
Total current liabilities	1,119,225	1,210,674

Long-term debt	145,074	152,574
Deferred tax liabilities	47,622	42,179
Pension, postretirement and other employee benefits	130,873	166,362
Asbestos-related liability	280,340	307,619
Other long-term liabilities	165,034	160,785
Commitments and contingencies
TOTAL LIABILITIES	1,888,168	2,040,193

Temporary Equity:
Non-vested share-based compensation awards subject to redemption	9,998	4,935
TOTAL TEMPORARY EQUITY	9,998	4,935

Equity:
Registered shares	319,992	334,052
Paid-in capital	596,230	659,739
Retained earnings	660,726	537,588
Accumulated other comprehensive loss	(438,559)	(464,504)
Treasury shares	(240,155)	(99,182)
TOTAL FOSTER WHEELER AG SHAREHOLDERS’ EQUITY	898,234	967,693
Noncontrolling interests	47,217	47,656
TOTAL EQUITY	945,451	1,015,349
TOTAL LIABILITIES, TEMPORARY EQUITY AND EQUITY	$2,843,617	$3,060,477

Foster Wheeler AG and Subsidiaries

Business Segments

(in thousands of dollars)

(unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Global Engineering & Construction Group
Backlog - in future revenues	$2,224,900	$3,105,800	$2,224,900	$3,105,800
New orders booked - in future revenues	588,100	758,400	1,972,800	2,005,500
Operating revenues	882,063	749,249	2,597,886	2,371,394
EBITDA	58,615	69,339	155,125	254,732

Foster Wheeler Scope (1):
Backlog - in Foster Wheeler Scope	1,461,900	1,591,600	1,461,900	1,591,600
New orders booked - in Foster Wheeler Scope	309,200	471,800	1,071,400	1,377,600
Operating revenues - in Foster Wheeler Scope	417,836	398,725	1,141,940	1,266,939

Global Power Group
Backlog - in future revenues	1,050,900	866,200	1,050,900	866,200
New orders booked - in future revenues	79,000	154,100	798,700	781,100
Operating revenues	249,793	155,460	754,100	484,384
EBITDA	35,312	40,430	129,511	96,709

Foster Wheeler Scope (1):
Backlog - in Foster Wheeler Scope	1,041,000	854,600	1,041,000	854,600
New orders booked - in Foster Wheeler Scope	76,600	151,400	791,500	773,100
Operating revenues - in Foster Wheeler Scope	247,389	152,805	746,875	476,375

Corporate & Finance Group (2)
EBITDA	(25,267)	(22,619)	(70,886)	(62,772)

Consolidated
Backlog - in future revenues	3,275,800	3,972,000	3,275,800	3,972,000
New orders booked - in future revenues	667,100	912,500	2,771,500	2,786,600
Operating revenues	1,131,856	904,709	3,351,986	2,855,778
EBITDA	68,660	87,150	213,750	288,669

Foster Wheeler Scope (1):
Backlog - in Foster Wheeler Scope	2,502,900	2,446,200	2,502,900	2,446,200
New orders booked - in Foster Wheeler Scope	385,800	623,200	1,862,900	2,150,700
Operating revenues - in Foster Wheeler Scope	665,225	551,530	1,888,815	1,743,314

(1)         Foster Wheeler Scope represents the portion of backlog, new orders booked and operating revenues on which profit can be earned.  Foster Wheeler Scope excludes revenues relating to third-party costs incurred by the company as agent or principal on a reimbursable basis.

(2)         Includes intersegment eliminations.

Foster Wheeler AG and Subsidiaries

Reconciliations of EBITDA and Foster Wheeler Scope

(in thousands of dollars)

(unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended December 31,
	2011	2010	2011	2010	2010
Reconciliation of EBITDA to Net Income*
EBITDA:
Global Engineering & Construction Group	$58,615	$69,339	$155,125	$254,732	$296,240
Global Power Group	35,312	40,430	129,511	96,709	163,825
Corporate & Finance Group	(25,267)	(22,619)	(70,886)	(62,772)	(100,362)
Consolidated EBITDA	68,660	87,150	213,750	288,669	359,703
Less: Interest expense	3,079	4,330	10,385	12,925	15,610
Less: Depreciation/amortization (1)	12,221	12,407	37,398	37,394	54,155
Less: Provision for income taxes	16,502	18,693	42,829	55,712	74,531
Net income*	$36,858	$51,720	$123,138	$182,638	$215,407

Reconciliation of Foster Wheeler Scope Operating Revenues to Operating Revenues

Global Engineering & Construction Group
Foster Wheeler Scope operating revenues	$417,836	$398,725	$1,141,940	$1,266,939	$1,685,778
Flow-through revenues	464,227	350,524	1,455,946	1,104,455	1,660,272
Operating revenues	882,063	749,249	2,597,886	2,371,394	3,346,050

Global Power Group
Foster Wheeler Scope operating revenues	247,389	152,805	746,875	476,375	710,827
Flow-through revenues	2,404	2,655	7,225	8,009	10,842
Operating revenues	249,793	155,460	754,100	484,384	721,669

Consolidated
Foster Wheeler Scope operating revenues	665,225	551,530	1,888,815	1,743,314	2,396,605
Flow-through revenues	466,631	353,179	1,463,171	1,112,464	1,671,114
Operating revenues	$1,131,856	$904,709	$3,351,986	$2,855,778	$4,067,719

(1)	The depreciation / amortization by business segment:

	Quarter Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended December 31,
	2011	2010	2011	2010	2010
Global Engineering & Construction Group	$6,059	$6,547	$19,006	$20,148	$30,523
Global Power Group	5,532	5,355	16,547	15,859	21,273
Corporate & Finance Group	630	505	1,845	1,387	2,359
Total depreciation / amortization	$12,221	$12,407	$37,398	$37,394	$54,155

* Net income attributable to Foster Wheeler AG.

Foster Wheeler AG and Subsidiaries

EBITDA, Net Income* and Diluted Earnings Per Share Reconciliation

(in thousands of dollars, except per share amounts)

(unaudited)

	Quarter Ended September 30,
	2011			2010
			Diluted Earnings			Diluted Earnings
	EBITDA	Net Income*	Per Share	EBITDA	Net Income*	Per Share
As adjusted	$70,647	$38,845	$0.33	$85,485	$50,055	$0.40

Adjustments:
Net asbestos-related (provision)/gain	(1,987)	(1,987)	(0.02)	1,665	1,665	0.01

As reported	$68,660	$36,858	$0.31	$87,150	$51,720	$0.41

	Nine Months Ended September 30,
	2011			2010
			Diluted Earnings			Diluted Earnings
	EBITDA	Net Income*	Per Share	EBITDA	Net Income*	Per Share
As adjusted	$218,137	$127,525	$1.04	$288,601	$182,570	$1.44

Adjustments:
Net asbestos-related (provision)/gain	(4,387)	(4,387)	(0.03)	68	68	0.00

As reported	$213,750	$123,138	$1.01	$288,669	$182,638	$1.44

	Twelve Months Ended
	December 31, 2010
			Diluted Earnings
	EBITDA	Net Income*	Per Share
As adjusted	$365,113	$220,817	$1.74

Adjustments:
Net asbestos-related provision	(5,410)	(5,410)	(0.04)

As reported	$359,703	$215,407	$1.70

*Net income attributable to Foster Wheeler AG.

Foster Wheeler AG and Subsidiaries

Average Calculations

(in thousands of dollars)

(unaudited)

	2010 Full Year	2010 Quarterly Average(1)	Nine Months Ended September 30, 2011	2011 Quarterly Average(2)

Consolidated
Operating revenues - in Foster Wheeler Scope	$2,396,605	$599,151	$1,888,815	$629,605
Net income (3)	215,407	53,852	123,138	41,046
Adjusted net income (3)	220,817	55,204	127,525	42,508
Consolidated EBITDA	359,703	89,926	213,750	71,250
Consolidated EBITDA, as adjusted	365,113	91,278	218,137	72,712

Global Engineering & Construction Group
New orders booked - in Foster Wheeler Scope	$1,939,100	$484,775	$1,071,400	$357,133
Operating revenues - in Foster Wheeler Scope	1,685,778	421,445	1,141,940	380,647
Segment EBITDA	296,240	74,060	155,125	51,708
EBITDA margin	17.6%	17.6%	13.6%	13.6%

Global Power Group
New orders booked - in Foster Wheeler Scope	$1,192,900	$298,225	$791,500	$263,833
Operating revenues - in Foster Wheeler Scope	710,827	177,707	746,875	248,958
Segment EBITDA (4)	163,825	40,956	129,511	43,170
Third-party debt payment	(21,866)	(5,466)	—	—
Segment EBITDA excluding third-party debt payment	141,959	35,490	129,511	43,170
EBITDA margin (4)	23.0%	23.0%	17.3%	17.3%
EBITDA margin excluding third-party debt payment	20.0%	20.0%	17.3%	17.3%

(1)	To calculate the quarterly average dollar amounts, the company divided reported annual figures by four.
(2)	To calculate the quarterly average dollar amounts, the company divided reported nine-months figures by three.
(3)	Net income attributable to Foster Wheeler AG.
(4)	The 2010 Full Year and 2010 Quarterly Average EBITDA balances include the impact of a $21,866 gain related to a third-party debt payment.